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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2001

WELLPOINT HEALTH NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13083	95-4635504
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 WellPoint Way
Thousand Oaks, California 91362
(Address of principal executive offices)
(Zip Code)

(818) 234-4000
(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

    Attached to this Current Report on Form 8-K is a press release dated July 10, 2001 issued by Blue Cross of California ("BCC"), a wholly owned subsidiary of WellPoint Health Networks Inc. (the "Company"). As described in the press release, BCC intends to modify its incentive compensation mechanisms with the participating medical groups ("PMGs") serving members of BCC's health maintenance organization ("HMO") to include an increased focus on assessment of health outcomes and patient satisfaction information. This information will be reflected in a Quality Score Card to be prepared by BCC with respect to a particular PMG. As agreements with PMGs are renewed over the next two to three years, BCC will seek to make a portion of the incentive compensation to a PMG dependent upon a particular PMG's Quality Score Card. The Company does not expect that these proposed changes to its incentive compensation mechanisms will result in an overall increase in the Company's medical expenses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)-(b)  Not applicable.

      (c)  Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated July 10, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT HEALTH NETWORKS INC.
By:	/s/ ROBERT A. KELLY Robert A. Kelly Assistant Secretary

July 10, 2001
(Date)

Exhibit Number	Description of Exhibit	Method of Filing
99.1	Press Release dated July 10, 2001.	Filed electronically herewith.

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SIGNATURE